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                                                          EXHIBIT 10.2




                           UNION CAMP CORPORATION
                   1989 STOCK OPTION AND STOCK AWARD PLAN


     1.   Purpose

          The purpose of this 1989 Stock Option and Stock Award Plan (the "Plan") is to encourage and enable selected officers and other key employees of Union Camp Corporation (the "Company") and its subsidiaries to acquire a proprietary interest in the Company through the ownership of common stock of the Company. Such ownership will provide such employees with a more direct stake in the future welfare of the Company, and encourage them to remain with the Company and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Company and its subsidiaries. Pursuant to the Plan, such employees will be offered the opportunity to acquire such common stock through the grant of options, the award of restricted stock under the Plan, bonuses payable in stock or a combination thereof.

          As used herein, the term "subsidiary" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code").

     2.   Administration of the Plan

          The Plan shall be administered by a Personnel, Compensation and Nominating Committee (the "Committee") as appointed from time to time by the Board of Directors of the Company, which committee shall consist of not less than three (3) members of such Board of Directors; none of such members of the Committee shall be eligible to be granted options or awarded restricted stock under the Plan or receive bonuses payable in stock or shall have been so eligible within one year prior to appointment.

          In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall be final and conclusive on all employees of the Company and its subsidiaries participating or eligible to participate in the Plan. The Committee shall determine the employees to whom, and the time or times at which, grants or awards shall be made and the number of shares to be included in the grants or awards.

     3.   Shares of Stock Subject to the Plan

          The total number of shares that may be optioned or awarded under the Plan is 2,896,638 shares of the $1 par value common stock of the Company (the "Common Stock") plus an additional amount of shares on January 1 each calendar year, from and including 1994 to 1999, equal to one percent (1.0%) of the number of shares of Common Stock outstanding on December 31 of the immediately preceding year (the "Additional Annual Increment"), of which (i) 579,327 shares plus an additional amount of shares each calendar year equal to twenty percent (20%) of the
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     Additional Annual Increment with respect to such year may be awarded as restricted stock, (ii) from November 30, 1993 until April 24, 1999, the current expiration date of the Plan, no more than 750,000 shares may be optioned to any one executive and
     (iii) no more than one million (1,000,000) shares may be awarded as Incentive Stock Options, as defined in Section 422 of the Code, except that, notwithstanding any of the foregoing limitations set forth in this Paragraph 3, said numbers of shares shall be adjusted as provided in Paragraph 12. Any shares subject to an option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under the Plan.

     4.   Eligibility

          Key employees, including officers, of the Company and its subsidiaries (but excluding members of the Committee) are eligible to be granted options and awarded restricted stock under the Plan and to have their bonuses payable in stock. The employees who shall receive awards or options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the award or awards and by the options or options granted to each such employee selected.

     5.   Duration of the Plan

          No award or option may be granted under the Plan after April 24, 1999, but awards or options theretofore granted may extend beyond that date.

     6.   Terms and Conditions of Stock Options

          All options granted under this Plan shall be either Incentive Stock Options as defined in Section 422 of the Code or options other than Incentive Stock Options. Each such option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine.

               (a) The option price per share shall be determined by the Committee, but shall not be less than 100% of the fair market value at the time the option is granted. The fair market value shall be the mean of the high and low sales prices for the Common Stock as reported on the Composite Tape for New York Stock Exchange issues for the day on which the option is granted. If there is no sale of the shares on such Exchange on the date the option is granted, the mean of the bid and asked prices on such Exchange at the close of the market on such date shall be deemed to be the fair market value of the shares. In the event that the method for determining the fair market value of the shares provided for in this Paragraph 6(a) shall not be practicable, then the fair market value per share shall be determined by such other reasonable method as the Committee shall, in its discretion, select and apply at the time of grant of the option concerned.

               (b) Each option shall be exercisable during and over such period ending not later than ten years from the date it
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          was granted, as may be determined by the Committee and
          stated in the option.

               (c) No option shall be exercisable within two years from the date of the granting of the option, except as provided in Paragraphs 6(j), 9 and 12 of the Plan.

               (d) Each option shall state whether it will or will not be treated as an Incentive Stock Option.

               (e) Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by payment in full including applicable taxes, if any. Payment shall be (i) in cash, or (ii) in shares of Common Stock of the Company already owned by the optionee (the value of such Stock shall be its fair market value on the date of exercise as determined under Paragraph 6(a)), or (iii) by a combination of cash and shares of Common Stock of the Company. No option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the option is then exercisable. No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares subject to his option until he has given written notice of exercise of his option and paid in full for such shares. Payment of taxes, if any, shall be in cash at time of exercise or on the applicable tax date under Section 83 of the Code, if later, provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the optionee pursuant to procedures approved by the Committee. In no event shall Common Stock be delivered to any optionee until he has paid to the Company in cash the amount of tax required to be withheld by the Company or has elected to have his tax withholding obligations met by the withholding of Common Stock in accordance with the procedures approved by the Committee, except that in the case of later tax dates under Section 83 of the Code, the Company may deliver Common Stock prior to the optionee's satisfaction of tax withholding obligations if the optionee makes arrangements satisfactory to the Company that such obligations will be met on the applicable tax date.

               (f) Notwithstanding the foregoing Paragraph 6(e) of the Plan, each option granted hereunder may provide, or be amended to provide, the right either (i) to exercise such option in whole or in part without any payment of the option price, or (ii) to request the Committee to permit, in its sole discretion, such exercise without any payment of the option price. If an option is exercised without a payment of the option price, the optionee shall be entitled to receive that number of whole shares as is determined by dividing (a) an amount equal to the fair market value per share on the date of exercise as determined under Paragraph 6(a) into (b) an amount equal to the excess of the total fair market value of the shares on such date as so determined with respect to which the option is being exercised over the total cash purchase price of such shares as set forth in the option. Fractional shares will be rounded to the next lowest number and the optionee will receive cash in lieu thereof. At the sole discretion of the Committee, or as specified in the option, the settlement of all or part of an optionee's rights under this Paragraph
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          6(f) may be made in cash in an amount equal to the fair
          market value of the shares otherwise payable hereunder. The number of shares with respect to which any option is exercised under this Paragraph 6(f) shall reduce the number of shares thereafter available for exercise under the option, and such shares thereafter may not again be optioned under the Plan.

               (g) Each option may provide, or be amended to provide, that the optionee may exercise the option without payment of the option price by delivery to the Company of an exercise notice and irrevocable instructions to deliver shares of Common Stock directly to the stock broker named therein in exchange for payment of the option price and withholding taxes by such broker to the Company.

               (h) If an optionee's employment by the Company or a subsidiary terminates by reason of his retirement under a retirement plan of the Company or a subsidiary, his option may thereafter be exercised whenever two years from the date of grant have elapsed until the expiration of the stated period of the option; provided, however, that if the optionee dies after such termination of employment, any unexercised option may thereafter be immediately exercised in full by the legal representative of his estate or by the legatee of the optionee under his last will until the expiration of the stated period of the option; provided, further, that any right granted to such an optionee pursuant to Paragraph 6(f) of the Plan, may be exercised by such optionee (or his legal representative or legatee in the event of his death) whenever two years from the date of grant have elapsed, but may not be exercised after the expiration of the period of three years from the date of such termination of employment or the stated period of the option, whichever period is shorter.

               (i) If an optionee's employment by the Company or a subsidiary terminates by reason of permanent disability, as determined by the Committee, his option may thereafter be exercised whenever two years from the date of grant have elapsed until the expiration of the stated period of the option; provided, however, that if the optionee dies after such termination of employment, any unexercised option may thereafter be immediately exercised in full by the legal representative of his estate or by the legatee of the optionee under his last will until the expiration of the stated period of the option; provided, further, that any right granted to such an optionee pursuant to Paragraph 6(f) of the Plan, may be exercised by such optionee (or his legal representative or legatee in the event of his death) whenever two years from the date of grant have elapsed, but may not be exercised after the expiration of the period of three years from the date of such termination of employment or the stated period of the option, whichever period is shorter.

               (j) If an optionee's employment by the Company or a subsidiary terminates by reason of his death, his option may thereafter be immediately exercised in full by the legal representative of his estate or by the legatee of the optionee under his last will until the expiration of the stated period of the option; provided, however, that any right granted to such an optionee pursuant to Paragraph 6(f)
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          of the Plan, may immediately after his death be exercised in full by said legal representative or legatee for a period of three years from the date of his death or the expiration of the stated period of the option, whichever period is shorter.

               (k) Unless otherwise determined by the Committee, if an optionee's employment terminates for any reason other than death, retirement or permanent disability, his option shall thereupon terminate.

               (l) The option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him.

               (m) Notwithstanding any intent to grant Incentive Stock Options, an option granted will not be considered an Incentive Stock Option to the extent that it together with any earlier Incentive Stock Options permits the exercise for the first time in any calendar year of more than $100,000 in value of Common Stock (determined at the time of grant).

     7.   Terms and Conditions of Restricted Stock Awards

          All awards of restricted stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine.

               (a) Awards of restricted stock may be in addition to or in lieu of option grants.

               (b) During a period set by the Committee at the time of each award of restricted stock (the "restriction period"), the recipient shall not be permitted to sell, transfer, pledge, or assign the shares of restricted stock.

               (c) Shares of restricted stock shall become free of all restrictions if the recipient dies or his employment terminates by reason of permanent disability, as determined by the Committee, during the restriction period and, to the extent set by the Committee at the time of the award or later, if the recipient retires under a retirement plan of the Company or a subsidiary during such period. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. If the Committee determines that any such recipient is not permanently disabled or that a retiree's restricted stock is not to become free of restrictions, the restricted stock held by either such recipient, as the case may be, shall be forfeited and revert to the Company.

               (d) Shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of employment during the restriction period for any reason other than death, permanent disability or retirement under a retirement plan of the Company or a subsidiary except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interest of the Company and, therefore, waives all or part of the
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          application of this provision to the restricted stock held by such recipient.

               (e) Stock certificates for restricted stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power, endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

               (f) Restricted stock shall become free of the foregoing restrictions upon expiration of the applicable restriction period and the Company shall deliver Common
          Stock certificates evidencing such stock.

               (g) Recipients of restricted stock shall be required to pay taxes to the Company upon the expiration of restriction periods or such earlier dates as elected pursuant to Section 83 of the Code; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee. In no event shall Common Stock be delivered to any awardee until he has paid to the Company in cash the amount of tax required to be withheld by the Company or has elected to have his withholding obligations met by the withholding of Common Stock in accordance with the procedures approved by the Committee.

     8.   Bonuses Payable in Stock

          In lieu of cash bonuses otherwise payable under the Company's compensation practices to employees eligible to participate in the Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in stock or partly in stock and partly in cash. Such bonuses shall be in consideration of services previously performed and shall consist of shares of Common Stock free of any restrictions imposed by the Plan. The number of shares of Common Stock payable in lieu of an amount of each bonus otherwise payable shall be determined by dividing such amount by the fair market value of one share of Common Stock on the date the bonus is payable, with the fair market value determined in accordance with Paragraph 6(a). The Company shall withhold from any such bonus an amount of cash sufficient to meet its tax withholding obligations.

     9.   Limited Rights

          Any option granted under the Plan may, at the discretion of the Committee, contain provisions for limited rights, as described herein. A limited right shall be exercisable upon the occurrence of an event specified in the option as an exercise event, and shall expire thirty (30) days after the occurrence of such event. Exercise events may include, at the discretion of the Committee and as specified in the option, consummation of a tender or exchange offer for at least 20% of the Company's Common Stock outstanding at the commencement of such offer or a proxy contest the result of which is the replacement of a majority of the members of the Company's Board of Directors, or consummation of a merger or reorganization of the Company in which the Company does not survive or in which the shareholders of the Company receive stock or securities of another corporation or cash, or a liquidation or dissolution of the Company or other similar events. Limited rights shall permit optionees to receive in cash either (i) the highest market price per share for each share covered by an option, without regard to the date on which the option otherwise would be exercisable, which the Company's Common Stock traded on the New York Stock Exchange for the sixty days immediately preceding the exercise event or (ii) if provided by the Committee in its discretion at the time of grant, the highest market price per share for each share covered by the option which the Company's Common Stock traded on the New York Stock Exchange on the date of exercise, less the option price per share specified in the option. In the event the exercise event is consummation of a tender or exchange offer, the value per share set by the tenderor or offeror shall be substituted for the highest market price per share provided in clause (i) in the preceding sentence. Limited rights shall not extend the exercise period of any option and, to the extent exercised, shall reduce the shares of Company Common Stock available under the Plan and the shares of such Stock covered by the options to which the limited rights relate.

     10.  Transfer, Leave of Absence, Etc.

          For the purpose of the Plan: (a) a transfer of an employee from the Company to a subsidiary, or vice versa, or from one subsidiary to another, and (b) a leave of absence, duly authorized in writing by the Company, shall not be deemed a termination of employment.

     11.  Rights of Employees

          (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan.

          (b) Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the service of the Company or its subsidiaries.

     12.  Changes in Capital

          Upon changes in the Common Stock by a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation) combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares available under the Plan as to which stock options and restricted stock may be awarded, the number and class of shares under each option and the option price per share shall be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options; provided, however, no such adjustments shall be made in the case of stock dividends aggregating in any fiscal year of the Company not more than 10%
     of the Common Stock issued and outstanding at the beginning of such year or in the case of one or more splits, subdivisions or combinations of the Common Stock during any fiscal year of the Company resulting in an increase or decrease of not more than 10% of the Common Stock issued and outstanding at the beginning of such year. In the event of a merger, consolidation, combination, reorganization or other transaction in which the shareowners of the Company will receive cash or securities (other than stock of
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     the Company) or in the event that an offer is made to the holders of Common Stock to sell or exchange such Common Stock for cash, securities or stock of another corporation and such offer, if accepted, would result in the offeror becoming the owner of (a) at least 50% of the outstanding Common Stock of the Company or
     (b) such lesser percentage of the outstanding Common Stock which the Committee in its sole discretion determines may materially adversely affect the market value of the Common Stock after the tender offer, the Committee shall, prior to the shareowners' vote on such transaction or prior to the expiration date (without extensions) of the tender or exchange offer, (i) cancel all restrictions on restricted stock previously awarded to recipients under the Plan, (ii) accelerate the time of exercise so that all stock options which are outstanding shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or the options and/or
     (iii) determine that the options shall be adjusted and make such adjustments by substituting for Common Stock subject to options, stock or other securities of the surviving corporation or offeror if such stock or other securities of such corporation are publicly traded or, if such stock or other securities are not publicly traded, by substituting stock or other securities of a parent or affiliate of the surviving corporation or offeror if the stock or other securities of such parent or affiliate are publicly traded, in which event the aggregate option price shall remain the same and the amount of shares or other securities subject to option shall be the amount of shares or other securities which could have been purchased on the closing day of such transaction or the expiration date of the offer with the proceeds which would have been received by the optionee if the option had been exercised in full prior to such transaction or expiration date and the optionee had exchanged all of such shares in the transaction or sold or exchanged all of such shares pursuant to the tender or exchange offer. No optionee shall have any right to prevent the consummation of any of the foregoing acts affecting the number of shares available to the optionee.

     13.  Use of Proceeds

          Proceeds from the sale of shares pursuant to options granted under this Plan shall constitute general funds of the Company.

     14.  Amendments

          The Board of Directors may amend, alter or discontinue the Plan, including without limitation any amendment considered to be advisable by reason of changes to the United States Internal Revenue Code, but no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an award of restricted stock or option or stock bonus theretofore granted, without his consent, or which, without the approval of the shareholders, would:

               (a) Except as is provided in Paragraph 12 of the Plan, increase the total number of shares reserved for the purpose of the Plan.

               (b) Except as is provided in Paragraph 6(f) of the Plan, decrease the option price of an option to less than 100% of the fair market value on the date of the granting of the option.

               (c)  Extend the duration of the Plan.

          The Committee may amend the terms of any award of restricted stock or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without his consent.


     Adopted April 25, 1989
     As Amended April 28, 1992
     As Amended April 27, 1993
     As Amended November 30, 1993